UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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PDS BIOTECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PDS Biotechnology Corporation
25B Vreeland Road, Suite 300, Florham Park, NJ 07932
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 15, 2022
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of PDS Biotechnology Corporation, a Delaware corporation (the “Company”). The Annual Meeting will be held on June 15, 2022 at 9 a.m. Eastern Daylight Savings Time. In light of the public health impact of the coronavirus outbreak, and in order to help protect the health and well-being of our stockholders and employees, the Annual Meeting will be held virtually via live webcast. Stockholders will be able to attend the Annual Meeting and submit questions and vote their shares during the Annual Meeting from any location that has internet connectivity. There will be no physical in-person meeting. You or your proxyholder will be able to participate and vote by visiting www.virtualshareholdermeeting.com/PDSB2022 and entering your 16-digit control number (included in the Notice of Internet Availability of Proxy Materials that will be mailed to you). To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the enclosed proxy statement. The Annual Meeting will be held for the following purposes:
1.
To elect three Class A directors of the Company, Stephen Glover, Gregory Freitag and Sir Richard Sykes, each to hold office until the 2025 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified.

2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
3.	To approve, by non-binding, advisory vote, the compensation of our named executive officers.
4.	To conduct any other business properly brought before the Annual Meeting or any adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this notice. Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed. The record date for the Annual Meeting is April 22, 2022 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 29, 2022. In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on the Record Date a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement. You are cordially invited to attend the meeting via the Internet. Whether or not you expect to attend the meeting, please vote over the telephone, on the Internet as instructed in these materials, or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided as promptly as possible in order to ensure your representation at the meeting. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote online if you attend the meeting via the Internet. To vote online at the Annual Meeting, please follow the instructions at www.virtualshareholdermeeting.com/PDSB2022. You will need the 16-digit control number, which is included in the Notice of Internet Availability of Proxy Materials.
By Order of the Board of Directors
/s/ Frank Bedu-Addo, Ph.D.
Chief Executive Officer

PDS Biotechnology Corporation

25B Vreeland Road, Suite 300

Florham Park, NJ 07932
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

June 15, 2022

ABOUT THE ANNUAL MEETING
QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS
Why am I receiving these proxy materials?
We have made these proxy materials available to you on the Internet or, upon your request, have delivered paper proxy materials to you, because our board of directors is soliciting your proxy to vote at the Annual Meeting to be held on Wednesday, June 15, 2022 at 9 a.m. Eastern Daylight Savings Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. This proxy statement includes information that we are required to provide to you by the Securities and Exchange Commission (“SEC”), and that is designed to assist you in voting your shares.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
The rules of the SEC permit us to furnish proxy materials, including this Proxy Statement and our 2021 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. As a result, we are mailing most of our stockholders a paper copy of the Notice, but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.
Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?
We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice and Access Card. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.
What is included in the proxy materials?
The proxy materials include:
•	This proxy statement for the Annual Meeting;
•	Our 2021 Annual Report to Stockholders, which consists of PDS’s Annual Report on Form 10-K for the year ended December 31, 2021; and
•	The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.

How do I attend the Annual Meeting?
The Annual Meeting will be held on June 15, 2022 at 9 a.m. Eastern Daylight Savings Time via a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/PDSB2022 and entering your 16-digit control number which is included in the Notice and Access Card that will be mailed to you. The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the meeting.
We recommend that you log in a few minutes before the Annual Meeting on June 15, 2022 to ensure you are logged in when the meeting starts. Online check-in will begin at 8:55 a.m. Eastern Time.
Why is the Annual Meeting a virtual, online meeting?
We have decided to hold a virtual meeting due to developments related to COVID-19. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at a physical, in-person meeting.
Information on how to vote online during the Annual Meeting is discussed below.
Can I ask questions at the Annual Meeting?
Stockholders participating in the virtual meeting may submit questions or comments to the Company’s officers during the meeting.
If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/PDSB2022 and typing your question in the box in the Annual Meeting portal.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting, as time permits.
What if I need technical assistance accessing or participating in the virtual Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting login page. Technical support will be available starting at 8:55 a.m. Eastern Time on June 15, 2022.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 28,450,894 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are three matters scheduled for a vote:
Proposal 1:	Election of Stephen Glover, Gregory Freitag and Sir Richard Sykes to serve as Class A directors until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
Proposal 2:	Ratification of the selection by the Board of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Proposal 3:	To approve, by non-binding advisory vote, the compensation of our named executive officers.
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by internet, telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.
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Via Webcast: You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/PDSB2022 and entering your 16-digit control number which is included in the Notice and Access Card that will be mailed to you. Please have your Notice and Access Card in hand when you access the website and then follow the instructions.

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By Mail: You may vote by proxy by filling out the proxy card you may have received and returning it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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By Telephone: To vote over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. Have your proxy available when you call. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 14, 2022 to be counted.

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Via the Internet: To vote through the internet before the Annual Meeting, go to www.proxyvote.com and follow the on-screen instructions. Please have your Notice and Access Card in hand when you access the website and then follow the instructions. Your internet vote must be received by 11:59 p.m., Eastern Time on June 14, 2022 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the notice to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker or bank. To vote online at the Annual Meeting, please follow the instructions at www.virtualshareholdermeeting.com/PDSB2022. You will need the 16-digit control number, which is included in the Notice and Access Card that will be mailed to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Can I vote my shares by completing and returning the Notice and Access Card?
No. The Notice and Access Card will, however, provide instructions on how to vote by telephone, by internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot at the Annual Meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the Record Date.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
See “What are broker non-votes?” below.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted,
•	“For” the election of each of Stephen Glover, Gregory Freitag and Sir Richard Sykes as directors;
•	“For” the ratification of the selection of KPMG LLP as our independent registered public accounting firm;
•	“For” the approval of the compensation of our named executive officers.
If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies as well as hosting the virtual-only Annual Meeting. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the reasonable cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Secretary at PDS Biotechnology Corporation at 25B Vreeland Road, Suite 300, Florham Park, NJ 07932.
•	You may attend the Annual Meeting via the Internet and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker, bank or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals in writing to our Secretary in a timely manner. Stockholders who wish to submit a proposal that is intended to be presented for consideration at next year’s annual meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by our bylaws to provide notice of such proposal or nomination no later than the close of business on February 15, 2023, which is the date that is not less than 120 days prior to the first anniversary of the Annual Meeting, but not earlier than the close of business on January 16, 2023, which is the date that is not more than 150 days prior to the first anniversary of the Annual Meeting, to be considered for a vote at next year’s annual meeting. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement for the 2023 annual meeting of stockholders and proxy in accordance with regulations governing the solicitation of proxies.
Any proposal, nomination or notice must contain the information required by our bylaws and be delivered to our principal executive offices at PDS Biotechnology Corporation, c/o Corporate Secretary, 25B Vreeland Road, Suite 300, Florham Park, NJ 07932.
How are votes counted?
Before the Annual Meeting, our Board will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting. Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the Nasdaq Stock Exchange which govern voting matters at the Annual Meeting, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner.
Under Nasdaq rules, the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 is considered to be a “routine” matter. Brokers that hold your shares therefore have discretionary authority to vote your shares without receiving instructions from you only on this matter.

What are “broker non-votes?”
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of Nasdaq, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.
How many votes are needed to approve each proposal?
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For the elections of Stephen Glover, Gregory Freitag and Sir Richard Sykes as directors, a plurality of the votes cast will be required for election. Plurality means that the individual who receives the largest number of votes cast “For” is elected as a director, however, a nominee is not required to receive a majority of votes “For”. As a result, any shares not voted “For” the nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in the nominee’s favor.

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To be approved, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, must receive “For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Brokers have discretion to vote as this proposal is considered a “routine” matter. Accordingly, if you hold your shares in “street name” and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

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To be approved, the non-binding advisory resolution on the compensation of our named executive officers, must receive “For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum at the Annual Meeting. On the Record Date, there were 28,450,894 shares outstanding and entitled to vote. Thus, the holders of 14,225,448 shares must be present at the Annual Meeting or represented by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who can help answer your questions?
If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact Hillary Yegen at PDS Biotechnology Corporation, 25B Vreeland Road, Suite 300, Florham Park, NJ 07932.

PROPOSAL 1

Election of Directors
Our Board is divided into three classes: Class A, Class B and Class C, with each class serving a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors that may serve on the Board, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has eight members. The three nominees for director this year are Stephen Glover, Gregory Freitag and Sir Richard Sykes each of whom is a current director of PDS. If elected at the Annual Meeting, each of Mr. Glover, Mr. Freitag and Sir Richard Sykes would serve until the 2025 annual meeting or until their successor has been duly elected and qualified, or their earlier death, resignation or removal. No director or nominee for director is related to any other director or executive officer of PDS or nominee for director by blood, marriage or adoption. Our directors are expected to attend our Annual Meeting via the Internet. There are no arrangements or understandings between any nominee and any other person pursuant to which each such the nominee was selected.
Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, each of Mr. Glover, Mr. Freitag and Sir Richard Sykes will be elected if they receive a plurality of the votes cast. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each Mr. Glover, Mr. Freitag and Sir Richard Sykes. If Mr. Glover, Mr. Freitag and Sir Richard Sykes become unavailable for election as a result of an unexpected occurrence, shares that would have been voted for such person will instead be voted for the election of a substitute nominee proposed by our Board. Mr. Glover, Mr. Freitag and Sir Richard Sykes have each agreed to serve if elected. Our management has no reason to believe that either Mr. Glover, Mr. Freitag and Sir Richard Sykes will be unable to serve.
The following table provides information on the nominees for the position of director of PDS as of the Record Date and for each director continuing in office after the Annual Meeting.
Name	Age
Nominees for Director
(Class A− Term expiring at annual meeting of stockholders in 2025)
Stephen Glover	62
Gregory Freitag, J.D., CPA	60
Sir Richard Sykes	78
Directors Continuing in Office
(Class B − Term expiring at annual meeting of stockholders in 2023)
Kamil Ali-Jackson, Esq.	63
Ilian Iliev, Ph.D.	46
(Class C − Term expiring at annual meeting of stockholders in 2024)
Frank Bedu-Addo, Ph.D.	57
Otis Brawley, M.D.	62

CLASS A NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2025 ANNUAL MEETING
Gregory Freitag J.D., CPA
Mr. Freitag has served on the Board since March 2019. Mr. Freitag currently serves as a member of the board of directors of Axogen, Inc. (Nasdaq: AXGN) and previously served as its Special Counsel until his retirement in April 2021, its General Counsel from September 2011 to December 2019, Chief Financial Officer from September 2011 to May 2014 and August 2015 to March 2016 and Senior Vice President of Business Development at Axogen from May 2014 until October 2018. Axogen, Inc. is a leading regenerative medicine company dedicated to peripheral nerve repair. Mr. Freitag was Chief Executive Officer, Chief Financial Officer and a board member from June 2010 through September 2011 of LecTec Corporation, an intellectual property licensing and holding company that merged with Axogen in September 2011. Mr. Freitag is a principal of FreiMc, LLC, a healthcare and life science consulting and advisory firm he founded that provides strategic guidance and business development services. Prior to founding FreiMc, Mr. Freitag was a Director of Business Development at Pfizer Health Solutions, a former subsidiary of Pfizer, Inc. and worked for Guidant Corporation in their business development group. Prior to Guidant Corporation, Mr. Freitag was the Chief Executive Officer of HTS Biosystems, a biotechnology tools start-up company and was the Chief Operating Officer, Chief Financial Officer and General Counsel of Quantech, Ltd. Prior to Quantech, Mr. Freitag practiced corporate law in Minneapolis, Minnesota.
The board of directors believes that Mr. Freitag’s leadership, legal, corporate governance and accounting experiences and knowledge, as well as his familiarity with the life sciences industry and PDS, provide him with the qualifications and skills to serve as a director.
Stephen Glover
Mr. Glover has served on the Board since April 2019 and is the Chairman of the Board. Mr. Glover is the Co-Founder and Managing Principal for Asclepius Life Sciences Fund, LP, and the Co-Founder, President and CEO of ZyVersa Therapeutics (formerly Variant Pharmaceuticals), a clinical-stage specialty biopharmaceutical company focused on developing drugs to treat inflammatory and renal diseases. Mr. Glover has extensive experience executing biopharmaceutical company turnarounds and growing top line revenues, with a focus on pharmaceutical business strategy corporate development, product development, commercialization and business optimization. His vast experience spans Fortune 100, start up and entrepreneurial environments and his transaction experience covers over 25 transactions totaling over $10 billion. His strategic and operational experience, which covers most therapeutic classes of biopharmaceuticals, includes strategic planning, corporate development, operations management, product development, clinical and regulatory, product marketing and sales management. Prior to co-founding ZyVersa, Mr. Glover was Co-Founder and Chief Business Officer of Coherus BioSciences, a late-stage commercial biologics platform Company focused on delivering biosimilar therapeutics which went public in 2014. Previously, he was President of Insmed Therapeutic Proteins and EVP and Chief Business Officer of Insmed Incorporated, where he was responsible for the creation of the Company’s biosimilar business unit and divestiture of that business to Merck and led the strategic review process that resulted in the merger of Insmed and Transave. Prior to joining Insmed, Mr. Glover held senior-level positions in sales, marketing and operations at Andrx Corporation, Roche Laboratories, Amgen and IMS Health. He currently serves as a Director of ZyVersa Therapeutics, and Asclepius, as well as a BOD member of the Coulter Foundation as the University of Miami U Innovation Life Sciences Office. He holds a bachelor’s degree in Marketing from Illinois State University.
The Board of Directors believes Mr. Glover’s broad industry experience as well as his experience as a founder and strategic leader provides him with the qualifications and skills to serve as a director.
Sir Richard Sykes
Sir Richard Sykes has served on the Board since March 2019. He is currently Chairman of Imperial College Healthcare King Edward V11 Hospital, Chairman of the Royal Institution of Great Britain, Chairman of the UK Stem Cell Foundation, Chairman of Omnicyte. He was appointed Chancellor of Brunel University in 2013. Prior to that, he was Senior Independent Director and non-executive Chairman of ENRC from 2007 to June 2011, Chairman of NHS London from December 2008 to July 2010, Rector of Imperial College London from 2000 to 2008. He was a non-executive director of Rio Tinto plc from 1997 to 2007, and senior independent director from 2004 to 2007. He has over 30 years’ experience within the biotechnology and pharmaceutical industries field, serving as Chief

Executive and Chairman of GlaxoWellcome from 1995 to 2000 and then as Chairman of GlaxoSmithKline until 2002. Internationally he is Chairman of the International Advisory Board, A*Star Biomedical Research Council, Singapore and a Board member of EDBI. He was awarded Honorary Citizenship of Singapore in 2004 for his contribution to the development of the country’s biomedical sciences industry. Sir Richard holds a number of degrees and awards from Institutions both in the UK and overseas. He is a Fellow of the Royal Society and Academy of Medical Sciences, and an Honorary Fellow of the Royal Academy of Engineering, Royal Society of Chemistry, Royal Pharmaceutical Society, Royal College of Pathologists and the Royal College of Physicians. He is also President of the R and D Society, a position he has held since 2002. He is a Fellow of Imperial College London and the Imperial College School of Medicine, King’s College London and Honorary Fellow of the Universities of Wales and Central Lancashire. Sir Richard received a Knighthood in the 1994 New Year’s Honours list for services to the pharmaceutical industry.
The board of directors believes that Sir Richard’s extensive leadership experience, experience in biopharmaceutical product development, deep understanding of pharmaceutical development, and broad experience within the biotechnology and pharmaceutical industries provide him with the qualifications and skills to serve as a director.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF ITS NOMINEES.
CLASS B DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING
Kamil Ali-Jackson, Esq.
Ms. Ali-Jackson has served on the Board since February 2020. Ms. Ali-Jackson brings nearly four decades of life sciences industry experience with public and private specialty pharmaceutical, biotech, and biopharmaceutical companies to PDS. Ms. Ali-Jackson has extensive domestic and international experience with strategic alliances, drug development and commercialization collaborations, and M & A transactions. Ms. Ali-Jackson is the co-founder of Aclaris Therapeutics, Inc. and served as its Chief Legal Officer, Chief Compliance Officer, and Corporate Secretary since its inception in 2012 until her retirement in January, 2022. In addition, Ms. Ali-Jackson co-founded and successfully transitioned several specialty pharmaceutical and biopharmaceutical companies through multi-million dollar acquisitions by global pharmaceutical companies. In 2011, Ms. Ali-Jackson also co-founded NeXeption, Inc., a biopharmaceutical assets management company and was legal counsel for the company and its affiliated companies from 2011 until 2020. She has served as legal counsel and as a licensing business executive for a number of pharmaceutical companies, including Merck & Co. Inc., Dr. Reddy’s Laboratories Ltd., and Endo Pharmaceuticals, Inc. Ms. Ali-Jackson currently serves on the board of directors and compensation committee for Rigel Pharmaceuticals, Inc., a publicly traded biotechnology company, and as an independent director of Moda Operandi, a privately held online luxury retail company. She has also served on several nonprofit boards and currently serves on the board of trustees of Rosemont College, a private liberal arts college in Pennsylvania. Ms. Ali-Jackson received her J.D. from Harvard Law School and Bachelor of Arts in politics from Princeton University.
The board of directors believes that Ms. Ali-Jackson’s leadership, legal, transactional, and corporate governance expertise and knowledge, as well as her experience as an executive officer, legal counsel, and co-founder in the life sciences industry, provide her with the qualifications and skills to serve as a director.
Ilian Iliev, Ph.D.
Dr. Iliev has served on the Board since April 2020. Since 2020, Dr. Iliev has served as CEO of NetScientific PLC, a London Stock Exchange listed company investing in healthcare and sustainability companies internationally. Prior to that he was Managing Director of EMV Capital, a London-based investor in healthcare, energy and industries, which he founded. EMV Capital was acquired by NetScientific PLC in September 2020. Dr. Iliev spun EMV Capital out of EcoMachines Ventures, which he co-founded in March 2013. From September 2006 through January 2013, Dr. Iliev served as the Chief Executive Officer and co-founder of CambridgeIP Ltd, a Cambridge, UK based boutique strategy consultancy focused on technology and IP commercialization. Dr. Iliev also serves on the Board of Directors of Vortex Biosciences Inc., Sofant Technologies, Pointgrab, Q-Bot and Wanda Health. Dr. Iliev holds a Ph.D. from Cambridge University’s Judge Business School, focused on Venture Capital business models in emerging economies. He received a Master of Commerce in Economics, and Bachelor of Arts in Politics, Economics and International Relations from the University of Witwatersrand, South Africa.

The board of directors believes Dr. Iliev’s industry experience as well as his experience as a founder and strategic leader provides him with the qualifications and skills to serve as a director.
CLASS C DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING
Frank Bedu-Addo, Ph.D.
Dr. Bedu-Addo has served as director, President and Chief Executive Officer of PDS since March 15, 2019. Dr. Bedu-Addo is a veteran biotech executive with experience successfully starting and growing biotechnology organizations. He has been responsible for the oversight, development and implementation of both operational and drug development strategies in both large organizations and emerging biotechnology companies. Dr. Bedu-Addo was a member of the senior executive team at KBI BioPharma, Inc. As Vice President of Drug Development, he oversaw all business and drug development operations. Before his tenure at KBI, he successfully started and managed Cardinal Health’s East Coast biotechnology drug development operations. Prior to Cardinal Health, Dr. Bedu-Addo was an Associate Director at Akzo-Nobel, Senior Scientist at Elan (The Liposome Co.), and Principal Scientist at Schering-Plough. In these positions, he contributed to the development of numerous drugs, including antiviral and anticancer products. Dr. Bedu-Addo obtained both his M.S. in Chemical Engineering and Ph.D. in Pharmaceutics from the University of Pittsburgh.
The board of directors believes that Dr. Bedu-Addo’s perspective and experience as our President and CEO, as well as his depth of operating and senior management experience in the pharmaceuticals industry and educational background, provide him with the qualifications and abilities to serve as a director.
Otis Brawley, M.D.
Dr. Brawley has served on the Board since November 2020. Dr. Otis Brawley, M.D. is a renowned oncologist and a seasoned pharmaceutical director who has served on several boards including the boards of companies developing and commercializing oncology products. Dr. Brawley is currently the Bloomberg Distinguished Professor of Oncology and Epidemiology at Johns Hopkins University. Dr. Brawley served as the Chief Medical and Scientific Officer at the American Cancer Society from 2007 through 2018, and is a former member of the FDA Oncologic Drug Advisory Committee (ODAC). Dr. Brawley is a current member of the National Cancer Institute’s (NCI) Board of Scientific Counselors. Formerly, Dr. Brawley was a professor in the Department of Hematology and Oncology at the Emory University School of Medicine. He was also previously a senior investigator at the National Institute of Health (NIH) and NCI. In 2013, he was the recipient of a Special Recognition Award from the American Society of Clinical Oncology. Dr. Brawley is currently a director at Jackson Laboratories, a nonprofit biomedical research center focused on developing genomic solutions to disease including personalized, tailored therapeutics for individual cancers; formerly, he was a Director for the Theragenics Corporation, a publicly traded company with commercialized medical devices for brachytherapy, surgery and wound closure. Dr. Brawley is also on the board of Incyte Corporation, a biopharmaceutical company focused on discovery, development and commercialization of proprietary therapeutics, Agilent Technologies, an analytical instrumentation development and manufacturing company, and Lyell Immunopharma, Inc., a private biotechnology company. Dr. Brawley received an M.D. from the University of Chicago, Pritzker School of Medicine. He completed an internal medicine residency at Case-Western Reserve University and a fellowship in medical oncology at the NCI. He is board certified in internal medicine and medical oncology. In 2013, he was the recipient of a Special Recognition Award from the American Society of Clinical Oncology. In 2019 he was given the American Medical Association Distinguished Service Award. Dr. Brawley is an elected member of the National Academy of Medicine.
The board of directors believes that Dr. Brawley’s expertise in the field of Oncology as well as his experience on public company and non-profit boards and his educational background provide him with the qualifications and abilities to serve as a director.

CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
The Board has undertaken a review of the independence of our directors and has determined that all of our directors, except Frank Bedu-Addo, Ph.D. and Ilian Iliev, Ph.D., are independent within the meaning of Section 5605(a)(2) of the Nasdaq Stock Market listing rules. Dr. Bedu-Addo is not an independent director under these rules because he is our President and Chief Executive Officer, and the Board has determined that Dr. Iliev is not an independent director because of his relationship with NetScientific plc, a current stockholder of the Company.
Board Leadership Structure
The Board has appointed Mr. Stephen Glover as Chairman of the Board. The Chairman has the authority, among other things, to preside over Board meetings, to set meeting agendas and to perform all other duties delegated to him from time to time by the Board. We believe that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and the best interests of our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.
Board Diversity
The table below provides certain highlights of the composition of the Board. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Listing Rule 5605(f). The Board is committed to having a diversified board, including diversity of thought, background and experience, and diversity of personal characteristics such as gender identity, race, ethnicity and sexual orientation.
Board Diversity Matrix (as of the Record Date)
Total Number of Directors:	7
	Female	Male	Non-Binary	Did not Disclose Gender
Part 1: Gender Identity
Directors	1	6	0	0
Part 2: Demographic Background
African American or Black	1	2	0	0
Alaskan Native of Native American	0	0	0	0
Asian	0	0	0	0
Hispanic	0	0	0	0
Native Hawaiian of Pacific Islander	0	0	0	0
White	0	4	0	0
Two or More Races of Ethnicities	0	0	0	0
LGBTQ+	0
Did not Disclose Demographic Background	0
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to review and discuss with management and KPMG LLP, the Company’s independent auditors, as appropriate, our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. Our Nominating and Corporate Governance Committee is responsible for developing our corporate governance principles, and periodically reviews these principles and their application. Our Compensation Committee reviews our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us.
Meetings of the Board of Directors
Each director is expected to make reasonable efforts to attend all Board and applicable committee meetings. Attendance is taken into account by the Nominating and Corporate Governance Committee and the Board when they assess directors for re-nomination to the Board. Each director is also expected to attend our annual stockholder meetings, and six of our current directors attended the 2021 Annual Meeting of Stockholders. The Board met twelve (12) times during the year ended December 31, 2021. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served during 2021 or the portion thereof for which they were directors or committee members.
Information Regarding Committees of the Board of Directors
The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information as of the Record Date for each of these standing Board committees. From time to time, our Board and committees also take action by written consent without a meeting. Each of our Board committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.
Name	Audit	Compensation	Nominating and Corporate Governance
Stephen Glover	X	X*
Kamil Ali-Jackson, Esq.	X	X	X*
Frank Bedu-Addo, Ph.D.
Otis Brawley, M.D.
Gregory Freitag, J.D., CPA	X*		X
Ilian Iliev, Ph.D.
Sir Richard Sykes		X	X
*	Committee Chairperson
Audit Committee
Our Audit Committee currently consists of Mr. Freitag, Mr. Glover and Ms. Ali-Jackson, each of whom satisfies the independence requirements under The Nasdaq Capital Market listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of our Audit Committee is Mr. Freitag, whom our Board has determined to be an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Audit Committee requirements. In arriving at this determination, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. PDS’s Audit Committee held six (6) meetings in 2021.
The primary purpose of our Audit Committee is to assist the Board in the oversight of the integrity of our accounting and financial reporting process, the audits of our financial statements, and our compliance with legal and regulatory requirements. The functions of our Audit Committee include, among other things:
•	hiring an independent registered public accounting firm to conduct the annual audit of our financial statements and monitoring its independence and performance;
•	reviewing and approving the planned scope of the annual audit and the results of the annual audit;

•	pre-approving all audit services and permissible non-audit services provided by our independent registered public accounting firm;
•	reviewing the significant accounting and reporting principles to understand their impact on our financial statements;
•	reviewing our internal financial, operating and accounting controls with management and our independent registered public accounting firm;
•
reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;

•	reviewing potential conflicts of interest under and violations of our Code of Conduct;
•
establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and approving related-party transactions;
•	primary responsibility for overseeing our risk management function; and
•	reviewing and evaluating, at least annually, our Audit Committee’s charter.
With respect to reviewing and approving related-party transactions, our Audit Committee reviews related-party transactions for potential conflicts of interests or other improprieties. Under SEC rules, related-party transactions are those transactions to which we are or may be a party in which the amount involved exceeds $120,000, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and board membership. Our Audit Committee could approve a related-party transaction if it determines that the transaction is in our best interests. Our directors are required to disclose to the committee or the full Board any potential conflict of interest or personal interest in a transaction that our board is considering. Our executive officers are required to disclose any potential conflict of interest or personal interest in a transaction to the Audit Committee. We also poll our directors and executive officers on an annual basis with respect to related-party transactions and their service as an officer or director of other entities. Whenever possible, the transaction should be approved in advance and if not approved in advance, must be submitted for ratification as promptly as practical.
The Board has adopted a charter for the Audit Committee that complies with SEC and Nasdaq Stock Market listing rules. The charter is available on our website at www.pdsbiotech.com.
Compensation Committee
Our Compensation Committee currently consists of Mr. Glover, Ms. Ali-Jackson, and Sir Richard Sykes, each of whom our Board has determined to be independent under the Nasdaq listing standards, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code. The chairperson of our Compensation Committee is Stephen Glover. PDS’s Compensation Committee held five (5) meetings in 2021.
The primary purpose of our Compensation Committee is to assist the Board in exercising its responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. In carrying out these responsibilities, this committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of our Compensation Committee include, among other things:
•	designing and implementing competitive compensation policies to attract and retain key personnel;
•	reviewing and formulating policy and determining the compensation of our executive officers and employees;
•	reviewing and recommending to the Board the compensation of our directors;
•	administering our equity incentive plans and granting equity awards to our employees and directors under these plans;

•
if required from time to time, reviewing with management our disclosures under the caption “Executive Compensation” and recommending to the full board its inclusion in our periodic reports to be filed with the SEC;

•	if required from time to time, preparing the report of the Compensation Committee to be included in our annual proxy statement;
•	engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and
•	reviewing and evaluating, at least annually, our Compensation Committee’s charter.
In 2021, the Compensation Committee engaged the compensation consulting firm Radford, which is part of the Rewards Solutions practice at Aon plc, (“Radford”), to assess and make recommendations with respect to the amount and types of compensation to provide our executives and directors. Radford reported directly to the Compensation Committee; however, our Chief Executive Officer consulted with Radford with respect to its assessments of the compensation of executive officers other than the Chief Executive Officer. The Compensation Committee reviewed assessments provided by Radford comparing our compensation to that of a group of peer companies within our industry and met with Radford to discuss compensation of our executive officers and our Board, including the Chief Executive Officer, and to receive input and advice, as needed. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Radford and does not believe Radford’s work in 2021 raised a conflict of interest.
The Compensation Committee uses competitive compensation data from an annual study of peer companies performed by Radford to inform the Compensation Committee’s decisions on overall compensation of our executive officers and directors, as well as specific pay elements. The Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, experience, scope of responsibility, criticality and skill sets, leadership potential and succession planning.
The Board has adopted a charter for the Compensation Committee that complies with SEC and Nasdaq Stock Market listing rules. The charter is available on our website at www.pdsbiotech.com.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serve, or served during 2021, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of the Board or Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Ms. Ali-Jackson, Mr. Freitag and Sir Richard Sykes, each of whom our Board has determined to be independent under the Nasdaq listing standards. The chairperson of our Nominating and Corporate Governance Committee is Ms. Ali-Jackson. PDS’s Nominating and Corporate Governance Committee held four (4) meetings in 2021.
The primary purpose of our Nominating and Corporate Governance Committee is to assist the Board in promoting our best interests and the best interests of our stockholders through the implementation of sound corporate governance principles and practices. The functions of our Nominating and Corporate Governance Committee include, among other things:
•	identifying, reviewing and evaluating candidates to serve on our board;
•	determining the minimum qualifications for service on our board;
•	developing and recommending to our board an annual self-evaluation process for our board and overseeing the annual self-evaluation process;
•	developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our board any changes to such principles; and
•	periodically reviewing and evaluating our Nominating and Corporate Governance Committee’s charter.
The Board has adopted a charter for the Nominating and Corporate Governance Committee that complies with SEC and Nasdaq Stock Market listing rules. The charter is available on our website at www.pdsbiotech.com.

While the Nominating and Corporate Governance Committee does not have a formal diversity policy, the Nominating and Corporate Governance Committee recommends candidates based upon many factors, including the diversity of their business or professional experience, the diversity of their background and their array of talents and perspectives. We believe that the Nominating and Corporate Governance Committee’s existing nominations process is designed to identify the best possible nominees for the Board, regardless of the nominee’s gender, racial background, religion, or ethnicity. The Nominating and Corporate Governance Committee identifies candidates through a variety of means, including recommendations from members of the Board and suggestions from our management, including our executive officers. In addition, the Nominating and Corporate Governance Committee considers candidates recommended by third parties, including stockholders. The Nominating and Corporate Governance Committee gives the same consideration to candidates recommended by stockholders as those candidates recommended by members of our Board. Nominees should have a reputation for integrity, honesty and adherence to high ethical standards, should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives, should be willing and able to contribute positively to our decision-making process, should have a commitment to understand PDS and our industry and to regularly attend and participate in meetings of the Board and its committees, should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of PDS, which include stockholders, employees, customers, creditors and the general public, and to act in the interests of all stockholders, should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all our stockholders and to fulfill the responsibilities of a director. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.
The Nominating and Corporate Governance Committee considers director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: PDS Biotechnology Corporation, Attn: Corporate Secretary at 25B Vreeland Road, Suite 300, Florham Park, NJ 07932 no earlier than the close of business on January 16, 2023, and no later than the close of business on February 15, 2023. Submissions must be made in accordance with our bylaws and must include the full name and business address of the proposed nominee, a description of the proposed nominee’s principal occupation or employment, the class and series and number of shares of our stock owned by such person, and a description of all arrangements or understandings between the stockholder and each nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Please refer to Article II of our Third Amended and Restated Bylaws for a description of the formal process to recommend director candidates to the Nominating and Corporate Governance Committee.
Stockholder Communications with the Board of Directors
We do not have a formal process related to stockholder communications with the Board. However, we strive to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. If you wish to send a communication to the Board, its chair or the chair of any Board committee, please send your communication to Frank Bedu-Addo, our Chief Executive Officer, at PDS Biotechnology Corporation at 25B Vreeland Road, Suite 300, Florham Park, NJ 07932, who will forward all appropriate communications as requested.
Code of Business Conduct and Ethics for Employees, Executive Officers and Directors
We have adopted a Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.pdsbiotech.com. The Nominating and Corporate Governance Committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers or directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of the Record Date.
Name	Age	Position
Frank Bedu-Addo, Ph.D.	57	President, Chief Executive Officer, Principal Executive Officer and Director
Gregory L. Conn, Ph.D.	67	Chief Scientific Officer
Lauren V. Wood, M.D.	62	Chief Medical Officer
Matthew Hill	53	Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
Biographies for each of our executive officers is provided below.
Frank Bedu-Addo, Ph.D.
Please see Dr. Bedu-Addo’s biography on page 10 of this proxy statement under the section “Class C Directors Continuing in Office Until the 2024 Annual Meeting.”
Gregory L. Conn, Ph.D.
Dr. Conn was a founding member of the PDS team in 2005 as Chief Scientific Officer and continues to serve PDS in that role. He has more than 35 years of drug-development expertise, including development of antiviral and anticancer drugs through to commercialization. He is a graduate of the Albert Einstein College of Medicine, where he obtained both his M.S. and Ph.D., discovering novel angiogenic molecules in the human brain. Dr. Conn started his pharmaceutical career at Merck, Sharpe, and Dohme, where he continued his work on novel angiogenic factors, discovering and characterizing the VEGF family of growth factors, work which led to the development and commercialization of the anti-cancer drug Avastin. He was later a leading scientist at Regeneron Pharmaceuticals, where he established and headed various groups in the Cell and Molecular Biology and Drug Discovery departments. Dr. Conn subsequently became a Director in the Process Development department at Covance Biotechnology Services Inc., a contract research and development and drug manufacturing organization, where he supervised the analytical development teams responsible for drug characterization, method development and drug stability studies, and program teams responsible for developing drug manufacturing processes. Dr. Conn has expertise across all phases of the drug development process, including FDA and regulatory requirements, is the co-inventor of eight drug patents.
Lauren V. Wood, M.D.
Dr. Wood has served as Chief Medical Officer of PDS since March 2019. Dr. Wood previously served as the Head of the Vaccine Branch Clinical Trials Team for the National Cancer Institute Center for Cancer Research from 2005 until 2015, where she was charged with developing a clinical translational research program to develop vaccines and immune-based therapies that harness the immune response to control, eradicate or prevent cancer and HPV. Prior to that, Dr. Wood served as a member of the senior staff of the National Cancer Institute Pediatric HIV Working Group from 1996 to 2005. Dr. Wood completed a combined residence in internal medicine and pediatrics at Baylor College of Medicine Affiliated Hospitals in Houston, Texas and a fellowship with the National Institute of Allergy and Infectious Diseases in allergy and immunology. Dr. Wood obtained a B.A. in Biology from Oberlin College and an M.D. from Duke University School of Medicine.
Matthew Hill
Mr. Hill has served as Chief Financial Officer and Principal Financial and Accounting Officer of PDS since October 2021. Mr. Hill, previously served as the Chief Financial Officer of Strata Skin Sciences (Nasdaq: SSKN), where he led the financial vision and strategy for the medical device company from May 2018 through October 2021. Immediately prior to joining Strata Skin Sciences, Mr. Hill served as the Chief Financial Officer of SS White Burs, Inc., a privately held medical device manufacturer, from May 2010 until May 2018. Mr. Hill also served as the Chief Financial Officer of Velcera (Nasdaq: VLCR) prior to its acquisition by the Perrigo Company, and EP Medsystems (Nasdaq: EMPD) prior to its acquisition by St. Jude Medical, where he also served as the VP of Operations. Mr. Hill holds a Bachelor of Science in accounting from Lehigh University.

EXECUTIVE COMPENSATION
As a smaller reporting company, we are not required to include a Compensation Discussion and Analysis (CD&A) under Item 402(b) of Regulation S-K. Nevertheless, we do want our stockholders to understand fully our compensation policies and procedures so we incorporate many, but not all, of the required disclosures of a full CD&A.
Summary Compensation Table
The following table sets forth information for the years ended December 31, 2020 and December 31, 2021 concerning compensation of (i) all individuals serving as our principal executive officer, (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers as of December 31, 2021 and (iii) up to two of our most highly compensated executive officers, other than our principal executive officer, that were not serving as executive officers as of December 31, 2021. We refer to these executives as the named executive officers. In accordance with the rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted from this table.
	Year	Salary $	Bonus $	Option Awards(1) $	All Other Compensation $(3)	Total $
Frank Bedu-Addo, Ph.D. Chief Executive Officer	2021	475,000	237,500	6,338,772	1,583	7,052,855
	2020	450,000	225,000	139,788	—	814,788
Gregory L. Conn, Ph.D. Chief Scientific Officer	2021	147,904	66,643	1,096,165	5,916	1,316,628
	2020	290,000	87,375	39,141	7,417	423,933
Lauren V. Wood, M.D. Chief Medical Officer	2021	335,000	108,875	1,885,153	1,117	2,330,145
	2020	320,000	96,375	39,143	—	455,518
Matthew Hill(2) Chief Financial Officer	2021	71,794	122,500	1,923,646	—	2,117,940
(1)
Amounts shown in this column do not reflect actual compensation received by the named executive officers. The amounts reflect the grant date fair value of stock option awards and are calculated in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718-Stock Compensation, and assume no forfeiture rate derived in the calculation of the grant date fair value of these awards. Assumptions used in calculating the value of these awards are included in Note 8, “Stock Based Compensation” in the notes to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The executive will only realize compensation to the extent the trading price of the Company’s common stock is greater than the exercise price of such stock options at the time such options are exercised.

Dr. Bedu-Addo, Dr. Conn and Dr. Wood were granted stock options on December 8, 2020, subject to the approval of the stockholders of the Company. As a result, pursuant to SEC rules and FASB ASC Topic 718, since the stock option grants were subject to stockholder approval, the grant date of such awards for purposes of FASB ASC Topic 718 and SEC disclosure rules was June 17, 2021, the date such option grants were approved by the stockholders. This date was also used to determine the grant date fair value of these stock options for purposes of FASB ASC Topic 718, which are as follows for each named executive officer who received these awards: $6,338,772 for Dr. Bedu Addo; $1,096,165 for Dr. Conn; and $1,885,153 for Dr. Wood. Neither Dr. Bedu-Addo, Dr. Conn nor Dr. Wood were granted stock options in the fiscal year ended December 31, 2021. Assumptions used in the calculation of these amounts are included in Note 8, “Stock Based Compensation” in the notes to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
(2)
Dr. Van Voorhees was appointed as the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer effective as of January 1, 2021. Dr. Van Voorhees’ employment was terminated by the Company without cause on September 30, 2021 and Dr. Van Voorhees is not a named executive officer of the Company. Matthew Hill was appointed as the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, effective as of October 18, 2021.

(3)	“All Other Compensation” consists of the Safe Harbor 401(k) match under the Company’s 401(k) plan.

Narrative to Summary Compensation Table
Key Performance Factors in Determining Executive Compensation
Because the biopharmaceutical industry is characterized by a very long product development cycle, including a lengthy R&D period and a rigorous regulatory approval process, including the requirements for multiple phases of human testing and the need to meet a significant number of other government requirements, many of the traditional financial performance metrics, such as product sales, revenues and profits, used to evaluate successful performance are inappropriate for a biopharmaceutical company with a continued development focus, such as PDS. Instead, the specific performance our Compensation Committee considers when evaluating the compensation of our named executive officers include:
•	key R&D achievements
•	initiation and progress of clinical trials for our product candidates;
•	achievement of regulatory milestones;
•	new business initiatives including financings;
•	our progress in building out key functions and managing our growth while maintaining a high-performing organization and culture: and
•	increasing shareholder value.
Annual corporate goals are proposed by our senior leadership team at the beginning of each year and approved by our Board of Directors. During the first quarter of each year, our Compensation Committee, with the input of the senior leadership team, evaluates our corporate performance for the prior year against the corporate goals set for that year, and, taking into account other corporate achievements and developments, recommends a corporate performance rating to be approved by our Board of Directors.
During the first quarter of each year, our Compensation Committee typically evaluates compensation levels for such year of our executive officers, including the amount of each executive officer’s base salary, target annual bonus and annual equity awards, taking into consideration the compensation paid by our peer group, our prior year’s overall corporate performance against the established corporate goals, as well as each individual executive officer’s contributions to achievement of such corporate goals, individual performance and the other factors described above, in making compensation recommendations to our Board of Directors. Our Board of Directors considers these recommendations in determining the compensation for our executive officers for the applicable year.
Elements of Executive Compensation
The compensation of our named executive officers consists of base salary, annual cash bonuses and equity awards, as well as employee benefits that are made available to our salaried employees generally. Our named executive officers are also entitled to compensation and benefits upon certain terminations of employment, including following a change of control transaction, as described under “Employment Agreements” below.
Base Salaries
We pay our named executive officers a base salary to compensate them for the satisfactory performance of services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent and were originally established in each named executive officer’s employment agreement.
Dr. Bedu-Addo received a base salary of $475,000 in 2021. Dr. Conn received a base salary of $305,000 in 2021. Dr. Wood received a base salary of $335,000 in 2021. Matthew Hill received a base salary of $350,000 in 2021 prorated from his start date of employment.
Performance Bonuses
We offer our named executive officers the opportunity to earn annual cash bonuses to compensate them for attaining short-term company and individual performance goals. Each named executive officer has an annual target bonus that is expressed as a percentage of his or her annual base salary. The 2021 target bonus amounts for each of Dr. Bedu-Addo, Dr. Conn, Dr. Wood, and Mr. Hill were as follows:
Executive	2021 Target Bonus
Frank Bedu-Addo, Ph.D.	Up to 50% of Base Salary
Gregory L. Conn, Ph.D.	Up to 32.5% of Base Salary
Lauren V. Wood, M.D.	Up to 32.5% of Base Salary
Matthew Hill	Up to 35% of Base Salary
Our Compensation Committee, based upon the recommendation of our Chief Executive Officer, establishes Company performance goals each year and, at the completion of the year, generally determines actual bonus payouts after assessing Company performance against these goals and each named executive officer’s individual performance and contributions to the Company’s achievements. The 2021 performance bonus earned was paid to our employees, including the named executive officers, in March 2022.
Equity Compensation
In 2021 we only granted stock option awards to Mr. Hill upon commencement of employment under our inducement plan as a long-term incentive component of his compensation. We have historically granted stock option awards to named executive officers when they commenced employment with us and have from time to time thereafter made additional grants as, and when, our Board of Directors determined appropriate to recruit, retain or reward particular named executive officers.
We have three stockholder-approved equity compensation plans: the 2009 Stock Option Plan, Second Amended and Restated 2014 Equity Incentive Plan and the 2018 Stock Incentive Plan (the “Plans”).
On December 8, 2020, the Board adopted, subject to stockholder approval, the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Inventive Plan (the “Restated Plan”), which amended and restated the Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (the “Current Plan”). The Company held its 2021 annual meeting of stockholders on June 17, 2021 (the “2021 Annual Meeting”). At the 2021 Annual Meeting, the Company determined that the proposal to approve the Restated Plan received the requisite number of votes for approval. As part of this determination, broker non-votes were treated as having no effect on the outcome of this proposal. Following the 2021 Annual Meeting, a complaint (the “Complaint”) was filed in the Court of Chancery of the State of Delaware (C.A. No. 2021-0644 JRS) against the Company, certain executive officers of the Company, and the members of the Board, in which it was alleged that, under the voting standard contained in the Company’s bylaws in effect at the time of the 2021 Annual Meeting, broker non-votes should have been treated as a vote “AGAINST” the proposal. If the broker non-votes were treated as a vote “AGAINST,” the proposal would not have been approved at the 2021 Annual Meeting. Although the Company does not believe that the interpretation reflected in the Complaint regarding the bylaws of the Company that were in effect as of the time of the 2021 Annual Meeting was correct, in an effort to resolve any ambiguity regarding the approval of the Restated Plan at the 2021 Annual Meeting of Stockholders raised by the Complaint, the Company asked its stockholders, at the Special Meeting of Stockholder held on January 19, 2022 (the “Special Meeting”), to ratify the prior approval of the Restated Plan, which was adopted at the 2021 Annual Meeting. At the Special Meeting, the stockholders of the Company voted in favor of the ratification of the prior approval of the Restated Plan, which was adopted at the 2021 Annual Meeting. The Restated Plan is identical to the Current Plan in all material respects, except as follows: (a) the number of shares of Common Stock authorized for issuance under the Restated Plan will increase from 826,292 shares to 3,339,243 shares, plus the total number of shares that remained available for issuance, that are not covered by outstanding awards issued under the Current Plan, immediately prior to December 8, 2020; and (b) the Restated Plan will terminate on December 7, 2030, unless earlier terminated.
Pursuant to the terms of the Plans, ISOs have a term of ten years from the date of grant or such shorter term as may be provided in the option agreement. Unless specified otherwise in an individual option agreement, incentive stock options generally vest over a four year term and nonqualified stock options generally vest over a one to five year terms. Unless terminated by the Board, the Plans shall continue to remain effective for a term of ten years or until such time as no further awards may be granted and all awards granted under the Plans are no longer outstanding.
On June 17, 2019, our Board adopted the 2019 Inducement Plan (the “Inducement Plan”). The Inducement Plan provides for the grant of non-qualified stock options. The Inducement Plan was recommended for approval by the Compensation Committee of the Board and subsequently approved and adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. On December 8, 2020, our Board amended the Inducement Plan solely to increase the total number of shares of Common Stock reserved for issuance under the Inducement Plan from 200,000 shares to 500,000 shares. The Inducement Plan will be administered by the Compensation Committee of the Board. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, non-qualified stock options under the Inducement Plan may only be made to an employee who has not previously been an employee or member of the Board (or any parent or subsidiary of the Company), or following a bona fide period of non-employment by the Company (or a parent or subsidiary of the Company), if he or she is granted such non-qualified stock options in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary. As of December 31, 2021, there were 127,400 shares available for grant under the Inducement Plan.
Our stock option awards have an exercise price at least equal to the fair market value of our common stock on the date of grant and typically vest as to 25% of the underlying shares on the first anniversary of the date of grant and in equal monthly installments over the following 36 months, subject to the holder’s continued employment with us and potential accelerated vesting in certain circumstances, including as described below for our named executive officers in the section titled “Employment Agreements.” Our stock option awards may be intended to qualify as incentive stock options under the Internal Revenue Code.
Retirement, Health, Welfare and Additional Benefits
Our executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts, short- and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.
We sponsor a 401(k) defined contribution plan in which our executive officers may participate, subject to limits imposed by the Internal Revenue Code of 1986, as amended, to the same extent as our other full-time employees. Currently, we match 100% of each our employees’ contributions up to 3% of their salary and 50% of each employees’ contribution between 3% and 5% of their salary for a maximum contribution of 4% of the applicable employee’s salary.
Employment Agreements
PDS is a party to employment agreements with each of (i) Frank Bedu-Addo, Ph.D., effective October 11, 2018, and as further amended and restated on March 14, 2022, (ii) Gregory L. Conn, Ph.D., dated June 1, 2019, as amended on June 17, 2021, and as replaced on March 14, 2022, (iii) Lauren Wood, M.D., effective as of March 14, 2022 as a replacement of the Offer Letter dated February 1, 2019, and (iv) Matthew Hill, dated October 18, 2021, as replaced on March 14, 2022. In consultation with the Compensation Committee’s compensation consultant, we amended and restated the executive employment agreements in 2022 to implement changes to reflect current market practices of our peer group.
The initial base salary and target bonus for each executive under their respective employment agreements as amended in 2022 is as follows:
Executive	Base Salary	Target Bonus
Frank Bedu-Addo, Ph.D.	$540,000	Up to 55% of Base Salary
Gregory L. Conn, Ph.D.	$132,000	Up to 40% of Base Salary
Lauren V. Wood, M.D.	$400,000	Up to 40% of Base Salary
Matthew Hill	$350,000	Up to 40% of Base Salary
If PDS terminates Dr. Bedu-Addo’s employment without Cause (as defined below), he resigns for Good Reason (as defined below), or Dr. Bedu-Addo’s employment is terminated due to his death, Dr. Bedu-Addo will be entitled to receive accrued benefits including accrued but unpaid salary and bonus, unreimbursed business expenses, and benefits owed to Executive under any qualified retirement plan or health and welfare benefit plan (the “Accrued Obligations”), and the following severance benefits: (i) his base salary for twenty-four (24) months; (ii) bonus equal to the greater of (A) the bonus paid in the prior performance year and (B) the bonus that Dr. Bedu-Addo would have earned, for the performance year in which the termination occurs, on a prorated basis through the date which he continued to provide services; (iii) outstanding equity as of the date of the termination will become 100% vested and outstanding options will remain exercisable until the earliest of (A) 18 months following the termination date, (B) the original 10-year expiration date for the options, and (C) termination of the equity plan; (iv) benefits continuation for twenty-four (24) months, paid as supplemental cash compensation in an amount equal to 1.3 times each payment of the expenses paid by Mr. Bedu-Addo for welfare benefit coverage, and (v) in the event of a termination without Cause or if Dr. Bedu-Addo resigns for Good Reason within ninety (90) days before and twenty-four (24) months following the effective date of a Change in Control (as defined below) (the “Protection Period”), instead of the bonus referenced in clause (ii) above, Dr. Bedu-Addo will receive a bonus equal to his annual performance-based cash bonus. If Dr. Bedu-Addo’s employment is terminated for Cause, based on his Disability (as defined below), or he resigns for any reason other than for Good Reason, he will only receive the Accrued Obligations.
If PDS terminates the employment of Dr. Conn, Dr. Wood, or Mr. Hill without Cause (as defined below) or any of such executives resign for Good Reason (as defined below), each will be entitled to receive the Accrued Obligations and the following severance benefits: (i) base salary for twelve (12) months; (ii) benefits continuation for twelve (12) months, and (iii) if terminated during the Protection Period (as defined above), the executive will also receive a bonus equal to their target bonus, and any outstanding equity as of the closing of a Change in Control (as defined below) will become 100% vested if the executive’s outstanding equity is assumed or continued by the surviving entity. If the employment of Dr. Conn, Dr. Wood, or Mr. Hill is terminated for Cause (as defined below), due to the death of the executive, based on Disability (as defined below), or such resigns for any reason other than for Good Reason, each such executive or the executive’s legal representatives will receive only the Accrued Obligations.
In addition, each of the employment agreements for Dr. Bedu-Addo, Dr Conn, Dr. Wood, and Mr. Hill (i) provide that the executive may be eligible for certain grants of equity awards of common stock of PDS subject to vesting and other terms and conditions of PDS’s equity plans and an award agreement, subject to approval of the compensation committee, (ii) provide that if any payment or distribution would be nondeductible by PDS for Federal income tax purposes because of Section 280G of the Internal Revenue Code, PDS shall reduce the aggregate present value of the payment only if reducing the payment will provide the executive with a greater net after-tax amount, (iii) provide for certain confidentiality, intellectual property, cooperation, non-competition, non-solicitation and non-disparagement undertakings, and (iii) require the execution and non-revocation of a general release of claims in favor of PDS as a condition to receipt of severance benefits.
For purposes of Dr. Bedu-Addo’s employment agreement, the defined terms referenced above have the following meanings:
“Cause” means Dr. Bedu-Addo (1) is convicted of, or pleads guilty or nolo contendere to, a felony or any act amounting to embezzlement, fraud, or theft or involving moral turpitude (whether or not against PDS or another employee); (2) is convicted of, or pleads guilty or nolo contendere to, in a court of competent jurisdiction, a felony resulting in death or substantial bodily or psychological harm to, or other act of moral turpitude harming. any person; (3) willfully engages in conduct demonstrably and materially injurious to the goodwill and reputation of PDS; (4) willfully causes PDS other than pursuant to the advice of PDS’s legal counsel to violate a law which, in the opinion of PDS’s legal counsel, is reasonable grounds for civil or criminal penalties against PDS or its Board; (5) willfully engages in conduct which constitutes a violation of the established written policies or procedures of PDS regarding the conduct of its employees, including policies regarding sexual harassment of employees and use of illegal drugs or substances; (6) without due cause fails within 30 days after receipt of notice to follow any lawful order given by or under direction of the Board; (7) does not correct within 30 days after receipt of notice any act or omission that, in the opinion of PDS’s legal counsel, gives rise to a cause of action by PDS or its Board personally against Dr. Bedu-Addo to specifically enforce or restrain some action for purpose of avoiding some loss or damage, or to recover losses or damages, for an amount in excess of $10,000; or (8) does not correct within 30 days after receipt of notice any act of dishonesty against the Company.
“Change in Control” has the meaning assigned to such term in the PDS Biotechnology Corporation Second Amended and Restated Equity Incentive Plan, as amended by PDS from time to time.
“Disability” means termination because a qualified medical doctor mutually acceptable to PDS and Dr. Bedu-Addo or Dr. Bedu-Addo’s personal representative has certified in writing that: (A) Dr. Bedu-Addo is unable, because of a medically determinable physical or mental disability, to perform the essential functions of Dr. Bedu-Addo’s job, with or without a reasonable accommodation, for more than one hundred and eighty (180) calendar days measured from the last full day of work; or (B) by reason of mental or physical disability, it is unlikely that Dr. Bedu-Addo will be able, within one hundred and eighty (180) calendar days, to resume the essential functions of Dr. Bedu-Addo’s job, with or without a reasonable accommodation, and to otherwise discharge Dr. Bedu-Addo’s duties under Dr. Bedu-Addo’s employment agreement. This definition will be interpreted and applied consistent with the Americans with Disabilities Act, the Family and Medical Leave Act, and other applicable law.

“Good Reason” means, without Dr. Bedu-Addo’s written consent, (1) Dr. Bedu-Addo ceases to hold position and title of Chief Executive Officer; (2) Dr. Bedu-Addo is assigned, without Dr. Bedu-Addo’s consent, authority or responsibility materially inconsistent with authority and responsibility contemplated by the Dr. Bedu-Addo’s employment agreement, including without limitation any material diminution of Dr. Bedu-Addo’s authority and responsibility for supervision and compensation of all PDS personnel or change in reporting requirements to anyone other than the Board or its duly authorized committees; (3) there is any reduction in or a material delay in payment of base salary or material reduction in benefits from those required to be provided in accordance with Section 2 of Dr. Bedu-Addo’s employment agreement; (4) any requirement is imposed by PDS or under direction of its Board or any person controlling PDS for Dr. Bedu-Addo to reside or travel outside of the NY-NJ area, other than on travel reasonably required to carry out Dr. Bedu-Addo’s obligations under his employment agreement; (5) Dr. Bedu-Addo becomes disabled (to the extent that Dr. Bedu-Addo cannot, with reasonable accommodation, effectively perform the requirements of Dr. Bedu-Addo’s position) and is unable to effectively exercise Dr. Bedu-Addo’s authority and perform Dr. Bedu-Addo’s responsibility under his employment agreement; (6) PDS fails to obtain an agreement from any successor or assign of PDS to assume and agree to perform the obligations of PDS under Dr. Bedu-Addo’s employment agreement; and (7) PDS does not correct within 30 days after receipt of notice any act or omission that gives rise to a cause of action by Dr. Bedu-Addo personally against PDS to specifically enforce or restrain some action for purpose of avoiding some loss or damage, or to recover losses or damages, for an amount in excess of $10,000.
For purposes of Dr. Conn’s, Dr. Wood’s and Mr. Hill’s employment agreements, the defined terms referenced above have the following meanings:
“Cause” means (i) executive’s failure, neglect, or refusal to perform executive’s duties and responsibilities under executive’s employment agreement (in each case, except where due to a Disability, sickness or illness); (ii) any act of executive that has, or could reasonably be expected to have, the effect of injuring the business or reputation of PDS; (iii) executive’s conviction of, or plea of guilty or no contest to: (x) a felony or (y) any other criminal charge that has, or could be reasonably expected to have, an adverse impact on the performance of executive’s duties to PDS or otherwise result in injury to the reputation or business of PDS or any of its subsidiaries; (iv) executive’s commission of an act of fraud, embezzlement or breach of any fiduciary duty as against PDS; (v) any material violation by executive of the policies of PDS, including but not limited to those relating to sexual harassment or business conduct, and those otherwise set forth in the manuals or statements of policy of PDS, as may be amended from time to time; (vi) executive’s violation of federal or state securities laws; or (vii) executive’s material breach of executive’s employment agreement or breach of executive’s proprietary information agreement.
“Change in Control” has the meaning assigned to such term in the PDS Biotechnology Corporation Second Amended and Restated Equity Incentive Plan, as amended by PDS from time to time.
“Disability” means termination because a qualified medical doctor mutually acceptable to PDS and the executive or executive’s personal representative has certified in writing that: (A) executive is unable, because of a medically determinable physical or mental disability, to perform the essential functions of executive’s job, with or without a reasonable accommodation, for more than one hundred and eighty (180) calendar days measured from the last full day of work; or (B) by reason of mental or physical disability, it is unlikely that executive will be able, within one hundred and eighty (180) calendar days, to resume the essential functions of executive’s job, with or without a reasonable accommodation, and to otherwise discharge executive’s duties under executive’s employment agreement. This definition will be interpreted and applied consistent with the Americans with Disabilities Act, the Family and Medical Leave Act, and other applicable law.
“Good Reason” means, without executive’s written consent, (i) a material diminution in executive’s title, duties, or responsibilities as set forth in Section 3 of executive’s employment agreement; (ii) any material breach of executive’s employment agreement by PDS (other than a provision that is covered by clause (i)); or (iii) any relocation of executive’s principal place of employment of more than fifty (50) miles (unless executive currently is working, or is provided the opportunity to work, remotely or otherwise not required to relocate their principal place of employment, in which case this subpart (iii) shall not apply); provided, however, that executive must provide notice of Good Reason within thirty (30) days of the occurrence of the event giving rise to the purported Good Reason, after which PDS shall have not less than thirty (30) days to cure the alleged Good Reason and, if such remains uncured, executive must resign from such employment within thirty (30) days of the expiration of the cure period.

Outstanding Equity Awards at Year-End
The table below sets forth the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2021. We have omitted the “Stock Awards” columns because our named executive officers did not have any stock awards outstanding at 2021 year-end
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Grant Date	Expiration Date
Frank Bedu-Addo, Ph.D.	62,506	37,494	$5.99	6/28/2019	6/28/2029
	219,535		$6.57	12/3/2012	12/3/2022
	53,153		$9.04	3/14/2019	3/14/2029
	179,486		$9.04	3/14/2019	3/14/2029
	46,880	78,120	$1.45	6/23/2020	6/23/2030
	176,950	530,850	$2.43	12/8/2020(2)	12/8/2030
Gregory Conn, Ph.D.	17,764		$6.87	1/31/2016	1/31/2026
	14,450		$15.33	7/6/2018	7/6/2028
	44,871		$9.04	3/14/2019	3/14/2029
	24,994	15,006	$6.39	6/6/2019	6/6/2029
	13,124	21,876	$1.45	6/23/2020	6/23/2030
	30,600	91,800	$2.43	12/8/2020(2)	12/8/2030
Lauren V. Wood, M.D.	39,186	23,529	$6.39	6/6/2019	6/6/2029
	9,295	15,501	$1.45	6/23/2020	6/23/2030
	52,625	157,875	$2.43	12/8/2020(2)	12/8/2030
Matthew Hill	—	202,800(3)	$12.03	10/19/2021	10/19/2031
(1)
Except as otherwise noted, options vest with respect to one-fourth of the underlying shares on the first anniversary of the grant date and in equal installments of 1⁄36 of the underlying shares on each monthly anniversary of the grant date thereafter for the subsequent 36 months. All options described above vest as to 25% of the total shares underlying the option on the first anniversary of the grant date and in equal monthly installments over the ensuing 36 months, subject to the executive’s continued service with us through the applicable vesting date.

(2)
On December 8, 2020 Frank Bedu-Addo, Gregory Conn and Lauren Wood were awarded options under the Restated Plan (as defined above) at an exercise price of $2.43 in the amounts of 707,800, 122,400 and 210,500, respectively, subject to stockholder approval of the Restated Plan at the 2021 Annual Meeting (as defined above). As discussed above, the Restated Plan was approved at the 2021 Annual Meeting, and such approval was subsequently ratified by the stockholders of the Company at the Special Meeting (as defined above).

(3)
On October 18, 2021 pursuant to Mr. Hill’s employment agreement, Mr. Hill was granted a new hire equity award consisting of an option to purchase 202,800 shares of common stock under the 2019 Inducement Plan, as amended. The option vests over a four-year period, with 25% of the underlying shares vesting on the first anniversary of Mr. Hill’s employment commencement date and the remaining 75% of the underlying shares vesting in 36 equal monthly installments thereafter, subject to Mr. Hill’s continued service with us through the applicable vesting date.

Director Compensation
Director Compensation Policy
On June 28, 2019, we adopted a director compensation policy. Pursuant to the policy, the annual retainer for non-employee directors is $40,000 and the annual retainer for the chair of the board of directors is $70,000. This director compensation remained unchanged in 2021. Annual retainers for committee membership are as follows:
Committee	Annual Retainer
Audit Committee Chairperson	$18,500
Audit Committee Member	$8,000
Compensation Committee Chairperson	$15,000
Compensation Committee Member	$7,500
Nominating and Corporate Governance Committee Chairperson	$8,000
Nominating and Corporate Governance Committee Member	$4,000

These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our board of directors, on such committee or in such position. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the board of directors and any committee of the board of directors on which they serve and in connection with other business related to the board of directors. Directors may also be reimbursed for reasonable out-of-pocket business expenses authorized by the board of directors or a committee that are incurred in connection with attending conferences or meetings with management in accordance with a travel policy, as may be in effect from time to time.
In addition to the above fees, the board of directors may determine that additional committee fees are appropriate and should be payable for any newly created committee of the board of directors.
In addition, we grant to new non-employee directors upon their initial election to the board of directors, an option to purchase 9,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant. Each of these options has a term of 10 years from the date of the award and 1/3 of these options vest on each of the first, second and third anniversaries of the date of grant, subject to the non-employee director’s continued service as a director. This vesting accelerates as to 100% of the shares upon a change in control of the Company.
Further, on the dates of each of our annual meetings of stockholders, each non-employee director that has served on our board of directors for at least six months automatically receives an option to purchase 9,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of the grant and each non-employee director that has served on our board of directors for less than six months shall receive a pro rata share of such options. Each of these options has a term of 10 years from the date of the award and these options will vest in full on the first anniversary of the date of grant, subject to the non-employee director’s continued service as a director, with 100% acceleration of vesting upon a change in control of the Company. The vesting schedule for these options was approved by the Board in June 2021.
The table below summarizes the compensation paid by PDS to each non-employee director for the year ended December 31, 2021:
Name	Fees Earned Or Paid in Cash $	Option Awards $(1)	Total $
Gregory Freitag, J.D., CPA(2)	62,500	69,325(2)	131,825
De Lyle W. Bloomquist(3)	20,000	—(3)	20,000
Sir Richard Sykes(4)	51,500	69,325(4)	120,825
Stephen Glover(5)	93,000	69,325(5)	162,325
Kamil Ali-Jackson, Esq.(6)	63,500	69,325(6)	132,825
Ilian Iliev, Ph.D.(7)	40,000	69,325(7)	109,325
Otis Brawley, M.D.(8)	36,413	69,325(8)	109,325
(1)
The amounts shown in this column do not reflect actual compensation received by our directors. The amounts reflect the grant date fair value of option awards and are calculated in accordance with the provisions of FASB Accounting Standards Codification Topic 718 Compensation - Stock Compensation (“ASC Topic 718”), and assume no forfeiture rate derived in the calculation of the grant date fair value of these awards. Assumptions used in calculating the value of these awards are included in Note 8, “Stock-Based Compensation” in the notes to the Company’s financial statements included in our most recent Annual Report on Form 10-K. The director will only realize compensation to the extent the trading price of PDS’s common stock is greater than the exercise price of such stock options at the time such options are exercised.

(2)	Mr. Freitag was appointed as a director of our Board on March 15, 2019. Mr. Freitag held an aggregate of 55,867 option awards as of December 31, 2021.
(3)
Mr. Bloomquist was appointed as a director of our Board on March 15, 2019. Mr. Bloomquist held an aggregate of 29,218 option awards as of December 31, 2021. Mr. Bloomquist did not stand for re-election at the Company’s 2021 Annual Meeting of Stockholders and, therefore, Mr. Bloomquist’s service on the Board ended at the 2021 Annual Meeting. In consideration of Mr. Bloomquist’s service to the Board, the Board accelerated the vesting of all of Mr. Bloomquist’s outstanding, unvested options, effective as of the date Mr. Bloomquist’s service on the Board ended.

(4)	Sir Richard Sykes was appointed as director of our Board on March 15, 2019. Sir Richard Sykes held an aggregate of 53,474 option awards as of December 31, 2021.
(5)	Mr. Glover was appointed to our Board on April 2, 2019. Mr. Glover held an aggregate of 27,000 option awards as of December 31, 2021.

(6)	Ms. Ali-Jackson was appointed to our Board on February 21, 2020. Ms. Ali-Jackson held an aggregate of 21,033 option awards as of December 31, 2021.
(7)	Dr. Iliev was appointed to our Board on April 8, 2020. Dr. Iliev held an aggregate of 15,374 option awards as of December 31, 2021.
(8)	Dr. Brawley was appointed to our Board on November 3, 2020. Dr. Brawley held an aggregate of 18,000 option awards as of December 31, 2021.
Commitment to Corporate Responsibility
PDS’s corporate responsibility is fundamental to our long-term success. It is also now more than ever important to our stakeholders. We have a commitment to environmental, social and governance (“ESG”) issues.
Environmental Factors: As we continue to expand our operations, we have initiated certain projects to begin tracking our environmental impact, and where feasible, have taken measures to increase our sustainability efforts. Some of our efforts include our commitment to reduce, reuse or recycle where possible or appropriate.
Social Factors: Our future performance depends significantly upon the continued service of our key employees and personnel and our continued ability to attract and retain highly skilled employees. We provide our employees with competitive salaries and bonuses, opportunities for equity ownership, development programs that enable continued learning and growth and a robust employment package that promotes well-being across all aspects of their lives. In addition to salaries, these programs include potential annual discretionary bonuses, stock awards, a 401(k) plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, and flexible work schedules, among other benefits. We have taken proactive, aggressive action throughout the COVID-19 pandemic to protect the health and safety of our employees. We expect to continue to implement these measures until we determine that the COVID-19 pandemic is adequately contained for purposes of our business. We may take further actions, in compliance with all appropriate government regulations, that we determine to be in the best interest of our employees.
Diversity and Inclusion: We strive to invest in and create ongoing opportunities for employee development in a diverse and inclusive environment in which each team member plays a unique and vital role. It starts at the top, where we have racially diverse directors and a racially diverse Chief Executive Officer. We believe that a diverse workforce not only positively impacts our performance and strengthens our culture, but it also cultivates an essential pipeline of experienced leaders for management. Hiring for diversity of thought, background and experience, and diversity of personal characteristics such as identity, gender, race, ethnicity and sexual orientation continues to be an area of focus as we grow our company.
Providing a Positive Working Environment For Our People: Managing our people responsibly and respectfully is critical to the ongoing success of our business. We promote safety, health, and wellbeing in the workplace. We strive to equip our people with the right skills to perform their roles, and we provide development initiatives and opportunity for our staff. We recognize their contributions to our business success in a diverse and inclusive environment in which each team member plays a unique and vital role.
Ethics and Corporate Governance: We aspire to maintain the highest ethical standards. All of our employees are required to adhere to our Code of Conduct and Ethics, which provides, among other things, that all of our employees, officers and directors must (i) be truthful and honest both internally and in our business dealings with each other, and (ii) make all decisions responsibly, constructively and equitably without bias as to race, color creed, religion, national origin, sex, marital status, age, veteran’s status or membership in any other protected class or receipt of public assistance.
We will continue to focus on ESG issues during 2022.
ANTI-HEDGING/ANTI-PLEDGING POLICY
Pursuant to our insider trading policy, our employees, executive officers and directors may not (a) hold our securities in a margin account, (b) pledge our securities as collateral for a loan or (c) enter into hedging or monetization transactions or similar arrangements with respect to our securities, in each case without the advance approval of our compliance officer.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.
The following table sets forth information with respect to the beneficial ownership of our common stock as of April 22, 2022, or the Record Date, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock (our only classes of voting securities), (ii) each of our directors and executive officers, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o PDS Biotechnology Corporation, 25B Vreeland Road, Suite 300, Florham Park, NJ 07932.
	Beneficial Ownership
Name of Beneficial Owner	Shares	%(1)
Greater than 5% Stockholders:
—	—	—
PDS Named Executive Officers and Directors:
Frank Bedu-Addo, Ph.D.(2)	1,496,972	5.0%
Sir Richard Sykes(3)	480,492	1.6%
Gregory Freitag(4)	83,930	*
Stephen Glover(5)	72,700	*
Kamil Ali-Jackson, Esq.(6)	18,704	*
Ilian Iliev, Ph.D.(7)	3,611	*
Otis Brawley, M.D.(8)	3,000	*
Gregory L. Conn(9)	287,429	1%
Lauren V. Wood(10)	142,722	*
Matthew Hill(11)	4,075	*
All current executive officers and directors as a group (10 persons)	2,593,635	8.7%
*	Less than 1%
(1)
Percentage ownership is based on 28,450,894 shares of common stock outstanding as of the Record Date, together with securities exercisable or convertible into shares of common stock within 60 days after the Record Date, for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	Includes 646,515 shares of common stock and 850,457 shares subject to outstanding options exercisable within 60 days of the Record Date.
(3)	Includes 445,108 shares of common stock and 35,384 shares subject to outstanding options exercisable within 60 days of the Record Date.
(4)	Includes 46,153 shares of common stock and 37,777 shares subject to outstanding options exercisable within 60 days of the Record Date.
(5)	Includes 63,790 shares of common stock and 8,910 shares subject to outstanding options exercisable within 60 days of the Record Date.
(6)	Includes 11,764 shares of common stock and 6,940 shares subject to outstanding options exercisable within 60 days of the Record Date.
(7)
Includes 3,611 shares subject to outstanding options exercisable within 60 days of the Record Date. On April 8, 2020, the Company’s board, based upon the recommendation of the Nominating and Corporate Governance Committee of the board, appointed Ilian Iliev, Ph.D., as a director and new member of the Board. Dr. Iliev was presented to the Company’s board as a designee for approval by NetScientific plc or NetScientific, pursuant to the board designee rights granted to NetScientific in connection with the Company’s February 2020 public offering, as previously disclosed. Dr. Iliev is a non-executive director of NetScientific. Dr. Iliev is not deemed to be the beneficial owner of any of the shares of our common stock or warrants held by NetScientific.

(8)	Includes 3,000 shares subject to outstanding options exercisable within 60 days of the Record Date.
(9)	Includes 117,682 shares of common stock and 169,747 shares subject to outstanding options exercisable within 60 days of the Record Date
(10)	Includes 142,722 shares subject to outstanding options exercisable within 60 days of the Record Date.
(11)	Includes 4,075 shares of common stock. Mr. Hill is the current Chief Financial Officer of the Company, effective as of October 18, 2021.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers (as defined under Section 16(a) of the Exchange Act), directors and persons who own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based on our records and other information, we believe that each of our executive officers, directors and certain beneficial owners of PDS’s common stock complied with all Section 16(a) filing requirements applicable to them during 2021 on a timely basis.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION
PLANS AS OF DECEMBER 31, 2021
The following table contains information about our equity compensation plans as of December 31, 2021.
	(A)	(B)	(C)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of Securities Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	2,751,758	$4.74	2,287,504
Equity compensation plans not approved by security holders	424,977(1)	$11.20	148,073
Total	3,176,735	$5.60	2,435,577
(1)
This reflects options issued pursuant to the PDS Biotechnology 2019 Inducement Plan, as amended, together with options issued by privately held PDS Biotechnology Corporation (“Private PDS”) outside of an equity compensation plan prior to the consummation of the reverse merger with the Private PDS, pursuant to and in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of November 23, 2018, as amended on January 24, 2019, by and among the Company, Echos Merger Sub, a wholly-owned subsidiary of Edge Therapeutics, Inc. (“Merger Sub”), and Private PDS, whereby Private PDS merged with and into Merger Sub, with Private PDS surviving as the Company’s wholly owned subsidiary (the “Merger”). In connection with and immediately following completion of the Merger, Edge Therapeutics, Inc. changed its name to PDS Biotechnology Corporation, and Private PDS changed its name to PDS Operating Corporation.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
The following is a summary of transactions since January 1, 2021 and all currently proposed transactions, to which PDS has been a participant, in which:
•	the amounts exceeded or will exceed the lesser of $120,000 and 1% of the average of PDS’s total assets at year-end for the fiscal years ended December 31, 2021 and 2020; and
•
any of the directors, executive officers or holders of more than 5% of the respective capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Our Audit Committee is charged with the responsibility of reviewing and approving all related person transactions (as defined in SEC regulations), and periodically reassessing any related person transaction entered into by PDS to ensure continued appropriateness. This responsibility is set forth in our Audit Committee charter. A related party transaction will only be approved if the members of the Audit Committee determine that the transaction is in the best interests of PDS. If a director is involved in the transaction, he or she will recuse himself or herself from all decisions regarding the transaction. In addition, the Audit Committee will review these transactions under our Code of Conduct, which governs conflicts of interests, among other matters, and is applicable to our employees, officers and directors.
Indemnification Agreements
We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals, to the maximum extent allowed under Delaware law, for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts they reasonably incur in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of PDS or that person’s status as a member of our Board of Directors.
Employment Agreements
Please reference the employment agreements described above under the “Executive Compensation” section.
Consulting Agreements
On June 23, 2020, the Board of Directors of PDS appointed Michael King as interim Chief Financial Officer. Mr. King replaced Janetta Trochimiuk as interim Principal Accounting Officer and Frank Bedu- Addo, Ph.D., as interim Principal Financial Officer. In connection with his services to PDS as interim Chief Financial Officer, Mr. King received a consulting fee of $15,000 per month. On December 8, 2020 the Board of Directors of PDS granted Mr. King 50,000 options, all of which were fully vested and exercisable as of the date of grant. In October 2021 our Compensation Committee voted to extend the exercise period following conclusion of services to PDS from 90 days to 12 months from the last day of service. Mr. King continued to serve PDS as a consultant through October 21, 2021.
February 2020 Public Offering
In February 2020, we completed an underwritten public offering, in which we sold 10,000,000 shares of common stock at a public offering price of $1.30 per share. The shares sold included 769,230 shares issued upon the exercise by the underwriter of its option to purchase additional shares at the public offering price. We received gross proceeds of approximately $13.0 million and net proceeds of approximately $11.9 million after deducting underwriting discounts and commissions. Certain members of management and certain members of our board of directors purchased approximately $0.675 million of our common stock in the public offering at the public offering price. Additionally, one of our existing stockholders, NetScientific plc (“NetScientific”), purchased approximately $0.65 million of our common stock in the public offering at the public offering price.
In connection with NetScientific’s participation in the public offering, our board of directors agreed, via e-mail, to (i) increase the number of authorized directors serving on our board of directors from seven directors to eight directors and to appoint a designee of NetScientific to our board of directors to fill the vacancy created by such newly created directorship, subject to such designee’s approval by our Nominating and Corporate Governance Committee, and (ii) nominate the member of the board of directors so designated by NetScientific for election at our next annual meeting of stockholders.

On April 8, 2020, our board of directors, based upon the recommendation of our Nominating and Corporate Governance Committee, appointed Ilian Iliev, Ph.D., as a director and new member of the Board, effective April 8, 2020. Dr. Iliev was presented to the Board as a designee for approval by NetScientific, pursuant to the board designation rights granted to NetScientific in connection with the public offering.
June 2021 Public Offering
In June 2021, we sold 6,088,235 shares of our common stock at a public offering price of $8.50 per share, which includes 794,117 shares issued upon the exercise by the underwriter of its option to purchase additional shares at the public offering price, minus underwriting discounts and commissions. We received gross proceeds of approximately $51.7 million and net proceeds of approximately $48.5 million, after deducting underwriting discounts and offering expenses. Certain insiders, including certain members of our board of directors, purchased $859,987.50 of our common stock in this offering at the public offering price.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to PDS for the fiscal years ended December 31, 2021 and 2020, by KPMG LLP, PDS’s independent registered public accounting firm.
	Fiscal Year Ended 2020	Fiscal Year Ended 2021
Audit Fees	$555,000	$473,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$550,000	$473,000
Audit fees: Audit fees consist of fees associated with the annual audit of our financial statements, the reviews of our interim financial statements, fees consist of fees incurred in connection with the issuance of consent and comfort letters in connection with registration statement filings with the SEC and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.
Audit-related fees: Audit-related fees includes fees for services that are traditionally performed by the auditor such as audits of employee benefit plans sponsored by the Company, due diligence assistance, SOC engagements, audits of financial statements of a carve-out entity in anticipation of a subsequent divestiture and other attest services.
Tax fees: Tax fees consist of fees for tax services, including tax compliance, and related expenses.
All KPMG LLP services and fees in the fiscal years ended December 31, 2020 and 2021 were pre-approved by the Audit Committee or its properly delegated authority.
Pre-approval Policies and Procedures
The Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, KPMG LLP. The Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
If KPMG LLP renders services other than audit services to us, the Audit Committee will determine whether the rendering of these services is compatible with maintaining KPMG LLP’s independence.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

Report of the Audit Committee of the Board of Directors
The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Capital Market, has furnished the following report:
The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.pdsbiotech.com. The Audit Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of independent registered public accountants.
The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2021 with the Company’s management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC. The Audit Committee also received the written disclosures and the letter from KPMG LLP, the Company’s independent registered public accounting firm, required by applicable requirements of the by Auditing Standard N0. 1301, Communications with Audit Committees, as adopted by the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with KPMG LLP the accounting firm’s independence.
Based on the foregoing, the Audit Committee recommended to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Members of the PDS Biotechnology Corporation Audit Committee.
Mr. Gregory Freitag
Mr. Stephen Glover
Ms. Kamil Ali-Jackson, Esq.
The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Consistent with good governance practices and the requirements of Section 14A of the Exchange Act, we are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in the “Executive Compensation” section of this proxy statement and the related compensation tables and disclosure. This is commonly referred to as a “say on pay” proposal. We will put forward our next say on pay proposal at the 2023 Annual Meeting of Stockholders.
The say on pay proposal is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies, and practices discussed in this proxy statement. We believe that our executive officer compensation programs provide incentives that are aligned with the interests of our stockholders and have facilitated our performance, business goals and promote short and long term profitable growth. We urge stockholders to read the “Executive Compensation” section above, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation philosophy and objectives, as well as the related compensation tables and narrative above which provide detailed information on the compensation of our named executive officers. Our compensation committee and board of directors believe that the policies and procedures articulated in the “Executive Compensation” section are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to the Company’s success.
We are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of PDS Biotechnology Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the compensation tables and related narrative disclosure in this Proxy Statement.
This say on pay proposal, is not binding on our board of directors. Although non-binding, our board of directors and compensation committee will carefully review and consider the voting results when evaluating our executive compensation program.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for mailing of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single mailing of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are PDS stockholders will be “householding” our proxy materials. A single mailing of Proxy Materials or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate mailing of Proxy Materials, please notify us or your broker. Direct your written request to Investor Relations, PDS Biotechnology Corporation at 25B Vreeland Road, Suite 300, Florham Park, NJ 07932 or by phone at (800) 208-3343. Stockholders who currently receive multiple copies of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Frank Bedu-Addo, Ph.D.
Chief Executive Officer
April 29, 2022
This Proxy Statement and our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2021 are available free of charge at www.proxyvote.com.

PDS Biotechnology

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/14/2022 for shares held directly and by 11:59 P.M. ET on 06/12/2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PDSB2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/14/2022 for shares held directly and by 11:59 P.M. ET on 06/12/2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Stephen Glover 02) Gregory Freitag 03) Sir Richard Sykes

The Board of Directors recommends you vote FOR proposals 2 and 3:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

PDS BIOTECHNOLOGY CORPORATION
Annual Meeting of Stockholders
June 15, 2022 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Frank Bedu-Addo and Matthew Hill, or either of them, as proxies, each with the power to appoint his substitute, and thereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PDS BIOTECHNOLOGY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, on June 15, 2022, virtually via a live webcast at www.virtualshareholdermeeting.com/PDSB2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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